Exhibit 99.1

Aerie Pharmaceuticals Reports First Quarter 2018

Financial Results and Provides Business Update

Conference Call and Webcast Today, May 8th, at 5:00 p.m. ET

Durham, N.C. -- (BUSINESS WIRE) -- Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), an ophthalmic pharmaceutical company focused on the discovery, development, and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma and other diseases of the eye, today reported financial results for the first quarter ended March 31, 2018, along with a general business update.

Aerie Highlights

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The Rhopressa® (netarsudil ophthalmic solution) 0.02% U.S. commercial launch is underway, with a seasoned and well-trained field sales force fully deployed and actively calling on 14,000 eye care professionals.

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Formulary contracts to enable commercial coverage in 2018 and Medicare Part D coverage in 2019 are being executed. We continue to expect preferred formulary coverage for the majority of commercial plans by the end of 2018, and preferred formulary coverage for the majority of Medicare Part D plans commencing in 2019.

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Preparation of the RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005% NDA (New Drug Application) is progressing on schedule with an expected submission to the FDA (U.S. Food and Drug Administration) this quarter.

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International expansion activities are progressing with the ongoing Phase 3 clinical trial for RoclatanTM, named Mercury 3, to prepare for regulatory submission in Europe, and the ongoing Phase 2 clinical trial for Rhopressa® to prepare for a potential regulatory submission in Japan.

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Pre-IND (Investigational New Drug application) activities are well underway for the further advancement of Aerie’s retina program candidates, including AR-13503 (Rho kinase and Protein kinase C inhibitor implant) and AR-1105 (dexamethasone steroid implant).

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Cash burn for the first quarter of 2018 totaled approximately $50 million, with $334.0 million in cash, cash equivalents and investments as of March 31, 2018. Shares outstanding at quarter-end totaled 39,503,110.

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Aerie reiterated that it expects full year 2018 Rhopressa® net revenues in the range of $20 million to $30 million, on a U.S. generally accepted accounting principles (GAAP) basis, and total 2018 cash burn in the range of $200 million to $210 million.

“Aerie’s first commercial moment has arrived as we proudly launch Rhopressa® in the United States. Years of preparation are behind us, and we are now in full execution mode. We are delighted that the early response we are seeing from physicians, is fully in line with our advance understanding of the need and opportunity, and we are making excellent progress in gaining market access,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer. “We remain very well-financed, as we aspire to build Aerie into a major ophthalmic pharmaceutical company with global reach.”

First Quarter 2018 Financial Results

As of March 31, 2018, Aerie had cash, cash equivalents and investments of $334.0 million. For the first quarter ended March 31, 2018, Aerie reported a GAAP net loss of $40.7 million, or $1.05 loss per share, compared to a net loss of $25.8 million and $0.76 loss per share for the first quarter of 2017. The weighted average number of shares outstanding utilized in the calculation of net loss per share was 38,598,827 and 33,777,395 for the first quarters of 2018 and 2017, respectively. Total shares outstanding as of March 31, 2018 were 39,503,110.

The $40.7 million net loss for the first quarter of 2018 is primarily comprised of $40.8 million in total operating expenses, including $13.0 million in research and development expenses and $27.8 million in selling, general and administrative expenses. Excluding $8.7 million of non-cash stock-based compensation expense, adjusted total operating expenses for the first quarter of 2018 were $32.1 million, with adjusted research and development expenses of $10.9 million and adjusted selling, general and administrative expenses of $21.1 million. Total adjusted net loss for the first quarter of 2018 was $32.0 million, and adjusted net loss per share was $0.83.

The $25.8 million net loss for the first quarter of 2017 is primarily comprised of $25.4 million in total operating expenses, including $10.9 million in research and development expenses and $14.5 million in selling, general and administrative expenses. Excluding $4.8 million of non-cash stock-based compensation expense, adjusted total operating expenses for the first quarter of 2017 were $20.6 million, with adjusted research and development expenses of $9.9 million and adjusted selling, general and administrative expenses of $10.7 million. Total adjusted net loss for the first quarter of 2017 was $20.9 million, and adjusted net loss per share was $0.62.

The higher operating expenses in the first quarter of 2018 as compared to the first quarter 2017 primarily reflect increased activities associated with the expansion of our employee base to support the growth of our operations, and preparatory activities associated with our Rhopressa® commercialization efforts.

Conference Call / Webcast Information

Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update.

The live webcast and a replay may be accessed by visiting the Company's website at http://investors.aeriepharma.com. Please connect to the Company's website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 3992508. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 3992508. The telephone replay will be available until May 15, 2018.

About Aerie Pharmaceuticals, Inc.

Aerie is an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma and other diseases of the eye. Aerie's first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was approved by the U.S. Food and Drug Administration (FDA) in December 2017 and was launched in the U.S. market in April 2018. A link to the full product label is available on the Aerie website at http://investors.aeriepharma.com. Aerie’s advanced-stage product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, which is a fixed dose combination of Rhopressa® and widely-prescribed PGA (prostaglandin analog) latanoprost, achieved its primary efficacy endpoint in two Phase 3 registration trials, named Mercury 1 and Mercury 2, and also achieved successful 12-month safety and efficacy results in Mercury 1. The RoclatanTM NDA submission is expected to take place in the second quarter of 2018. Aerie is also focused on global expansion and the development of additional product candidates and technologies in ophthalmology.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding the commercialization and manufacturing of Rhopressa® and RoclatanTM or any future product candidates, including the timing, cost or other aspects of the commercial launch of Rhopressa® and RoclatanTM or any future product candidates; our commercialization, marketing, manufacturing and supply management capabilities and strategies; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa®, with respect to regulatory approval outside of the United States or additional indications, and RoclatanTM or any future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our guidance for full year 2018; our estimates regarding expected net revenues, expected cash burn, anticipated capital requirements and our needs for additional financing; our expectations related to the use of proceeds from our equity and debt financings; our expectations regarding the effectiveness of Rhopressa®, RoclatanTM or any future product candidates and results of our clinical trials; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa® and RoclatanTM or any future product candidates, including the expected timing of, and timing of regulatory and/or other review of, filings for, as applicable, Rhopressa® and RoclatanTM or any future product candidates; the potential advantages of Rhopressa® and RoclatanTM or any future product candidates; our plans to pursue development of additional product candidates and technologies within and beyond ophthalmology, including development of Rhopressa® and RoclatanTM for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma, including development of our retina program; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, FDA approval of Rhopressa® does not constitute FDA approval of RoclatanTM, and there can be no assurance that we will receive FDA approval for RoclatanTM or any future product candidates. FDA approval of Rhopressa® also does not constitute regulatory approval of Rhopressa® in jurisdictions outside the United States and there can be no assurance that we will receive regulatory approval for Rhopressa® in jurisdictions outside the United States. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Non-GAAP Financial Measures

To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss, adjusted total operating expenses, adjusted research and development expense, adjusted selling, general and administrative expense, and adjusted net loss per share. For reconciliations of non-GAAP measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share” tables in this press release.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of non-cash stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands)

	MARCH 31,	DECEMBER 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$249,501	$197,569
Short-term investments	84,476	52,086
Inventory	1,062	—
Prepaid expenses and other current assets	6,115	4,487
Total current assets	341,154	254,142
Property, plant and equipment, net	47,810	31,932
Other assets	2,079	4,202
Total assets	$391,043	$290,276

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,066	$6,245
Accrued expenses and other current liabilities	19,070	18,939
Total current liabilities	25,136	25,184
Convertible notes, net	123,922	123,845
Other non-current liabilities	5,714	5,648
Total liabilities	154,772	154,677
Stockholders' equity
Common stock	40	37
Additional paid-in capital	740,952	597,318
Accumulated other comprehensive loss	(157)	(28)
Accumulated deficit	(504,564)	(461,728)
Total stockholders’ equity	236,271	135,599
Total liabilities and stockholders’ equity	$391,043	$290,276

AERIE PHARMACEUTICALS, INC.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	THREE MONTHS ENDED
	MARCH 31,
	2018	2017
Operating expenses
Selling, general and administrative	$27,823	$14,475
Research and development	12,972	10,954
Total operating expenses	40,795	25,429
Loss from operations	(40,795)	(25,429)
Other income (expense), net	96	(312)
Net loss before income taxes	(40,699)	(25,741)
Income tax expense	—	46
Net loss	$(40,699)	$(25,787)
Net loss per common share—basic and diluted	$(1.05)	$(0.76)
Weighted average number of common shares outstanding—basic and diluted	38,598,827	33,777,395

AERIE PHARMACEUTICALS, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(in thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2018	2017
Net loss (GAAP)	$(40,699)	$(25,787)
Add-back: non-cash stock-based compensation expense	8,719	4,850
Adjusted Net loss	$(31,980)	$(20,937)

Selling, general and administrative expense (GAAP)	$27,823	$14,475
Less: non-cash stock-based compensation expense	(6,684)	(3,786)
Adjusted selling, general and administrative expense	$21,139	$10,689

Research and development expense (GAAP)	$12,972	$10,954
Less: non-cash stock-based compensation expense	(2,035)	(1,064)
Adjusted research and development expense	$10,937	$9,890

Total operating expenses (GAAP)	$40,795	$25,429
Less: non-cash stock-based compensation expense	(8,719)	(4,850)
Adjusted total operating expenses	$32,076	$20,579

AERIE PHARMACEUTICALS, INC.

Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share

(Unaudited)

	THREE MONTHS ENDED
	MARCH 31,
	2018	2017
Net loss per common share—basic and diluted (GAAP)	$(1.05)	$(0.76)
Add-back: Non-cash stock-based compensation expense	0.22	0.14
Adjusted Net loss per share—basic and diluted	$(0.83)	$(0.62)

Weighted average number of common shares outstanding—basic and diluted	38,598,827	33,777,395

Contacts

Aerie Pharmaceuticals

Media: Tad Heitmann 949-526-8747; theitmann@aeriepharma.com

Investors: Richard Rubino 908-947-3540; rrubino@aeriepharma.com

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Media: Justin Jackson 212-213-0006; jjackson@burnsmc.com

Investors: Ami Bavishi 212-213-0006; abavishi@burnsmc.com